                                                                   EXHIBIT 10.64

                     AMENDED AND RESTATED CREDIT AGREEMENT

                 THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of the 5th day of May, 1995, and is by and between TELECOM*USA PUBLISHING GROUP, INC., an Iowa corporation ("TPG"), TELECOM*USA PUBLISHING COMPANY ("TPC") and TELECOM*USA NEIGHBORHOOD DIRECTORIES, INC. ("TND") (TPG, TPC and TND shall be together referred to as the "Borrower"), and NORWEST BANK IOWA, NATIONAL ASSOCIATION, a national banking association with offices located in Cedar Rapids, Iowa (the "Bank").

                                   RECITALS:

                 WHEREAS, the Borrower desires to maintain and increase a revolving credit line in the principal amount of TWELVE MILLION DOLLARS ($12,000,000.00) (the "Credit") for working capital purposes, acquisitions, and/or for the issuance of letters of credit; and,

                 WHEREAS, the Bank is willing to make the Credit available to the Borrower subject to the provisions of this Credit Agreement; and

                 NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the parties agree that the Credit Agreement dated as of January 31, 1994 is hereby amended and restated as follows:

                 SECTION 1 Definitions

                 In addition to those terms defined in the above recitals, as used herein:

1.1 "Accounts," "Contract Rights," "Equipment," "General Intangibles," and "Inventory" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code of the State of Iowa.

1.2 "Agreement" shall mean this Credit Agreement and all amendments and supplements hereto which may from time to time become effective hereafter in accordance with the terms hereof.

1.3 "Banking Day" shall mean any day other than a Saturday, Sunday or legal holiday on which banks in Cedar Rapids, Iowa are authorized or required to be closed.

1.4 "Base Rate" shall mean the "base" or "prime" rate of interest as announced by Norwest Bank Iowa, National Association, at its principal office located in Des Moines, Iowa, as in effect from time to time.

1.5 "Borrowed Money" shall mean funds obtained by incurring contractual indebtedness and shall not include trade accounts payable or money borrowed from the Bank.

1.6              "Closing Date" shall mean the date of this Agreement.

1.7 "Current Maturities of Long Term Debt" shall mean that portion of all long term debt with the Bank, plus seller financing on acquisitions, including Phone Directories Company, Inc., Utah; Metropolitan Publishing Corp., Missouri; the Gruenemeir noncompete debt; or any other debt properly classified as long term debt under generally accepted accounting principles (excluding future seller debt on acquisitions) which are due and payable in the upcoming fiscal year.

1.8 "Current Note" shall mean the promissory note of the Borrower in the form of Exhibit A, evidencing borrowings under Section 2.1 hereof.

1.9              "Notes" shall mean the Current Note and all Term Notes.

1.10 "Events of Default" shall mean any and all events of default described in Section 8 hereof.

1.11             "Maturity Date" shall mean January 31, 1996.

1.12             "Permitted Liens" shall mean:

                 A.               Liens in favor of the Bank;

                 B.               Purchase money liens;

                 C. Existing liens disclosed to the Bank in writing prior to the date of this Agreement; and,

                 D. Liens for taxes not delinquent or which Borrower is contesting in good faith.

1.13 "Private Placement Debt" shall mean the existing convertible debt of the Borrower, plus any new debt issues that are subordinated to the Bank.

1.14 "Security Agreement" shall mean the existing Security Agreement dated November 20. 1990, pursuant to which, among other things, TPC has granted Bank a security interest in the collateral described in Section 4.1 hereof.

1.15 "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding voting securities shall, at the time of determination, be owned directly, or indirectly through one or more intermediates, by the Borrower.

1.16 "Term Note" shall mean a promissory note of the Borrower in the form of Exhibit B, evidencing a term loan under Section 2.3 hereof.

1.17 "Unfinanced Capital Expenditures" shall mean all capital expenditures except those capital expenditures financed through purchase money financing.


         SECTION 2 Borrowings and Conditions of Lending

2.1 The Credit. The Bank may lend to the Borrower from time to time from the date of this Agreement until the Maturity Date sums not to exceed TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00) in the aggregate principal amount at any one time outstanding. Each borrowing under this Section 2.1 will be requested in writing or in person by an authorized officer of the Borrower, or telephonically by any person reasonably believed by the Bank to be an authorized officer of the Borrower. Advances under this Section 2.1 will be at the sole discretion of the Bank. Each borrowing under this Section 2.1 will be evidenced by a notation on the Bank's records, which shall be conclusive evidence of such borrowing, and by the Current Note. Within the limits of the Credit and subject to the terms and conditions hereof, the Borrower may borrow, prepay pursuant to Section 2.4 hereof and reborrow pursuant to this Section 2.1.

                 A. Interest on the first $6,000,000.00 of unpaid principal outstanding under the Current Note, less amounts outstanding under the Term Notes, if any, shall be calculated at an annual rate equal to the Base Rate in effect from time to time. Interest on unpaid principal outstanding under the Current Note in excess of $6,000,000.00, less amounts outstanding under the Term Notes, if any, shall be calculated at an annual rate of three-quarters of one percent (0.75%) in excess of the Base Rate in effect from time to time. Interest shall be calculated on the basis of the actual number of days elapsed in a year of 360 days, and shall change as and when the Base Rate changes.

                 B. Interest on the Current Note shall be payable monthly, commencing as set forth in the Current Note, and continuing on the same day of each succeeding month until the Current Note is paid in full.

                 C. The principal of the Current Note shall be repayable in full on the Maturity Date.

2.2 Letters of Credit. Subject to the other provisions of this Agreement, upon delivery to the Bank of a written application for letter of credit, the Bank will issue Letters of Credit from time to time. The face amount of each Letter of Credit shall reduce, on a dollar-for-dollar basis, the amount available to the Borrower under the Current Note. In no event shall the Bank issue a Letter of Credit if, after giving effect to such issuance, the sum of the aggregate outstanding letters of credit plus the outstanding principal balance of the Current Note would exceed the amount available under Section
2.1. In no event shall the expiry date of any Letter of Credit be more than one year from the date of issuance nor extend beyond a date that is 30 days prior to the Maturity Date.

                      A. The Borrower shall pay the following fees with respect to each Letter of Credit: (i) a Letter of Credit fee equal to 1.75% of the stated amount of the letter of credit, payable on or before the issuance of such letter of credit; and (ii) all other charges customarily charged by the Bank with respect to the letters of credit.

                      B. If any change in any law or regulation or in the interpretation or implementation thereof by any court or administrative governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of the Bank, or (ii) impose on the Bank any other condition regarding this Agreement or any letter of credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Bank of issuing or maintaining any letter of credit hereunder (which increase in cost shall be determined by the Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Bank, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in Section 2.1.

2.3 Term Loans. To the extent that advances under the Credit are used to finance acquisitions with a total cost of more than $1,000,000, the Bank and the Borrower agree that such advances shall be converted to Term Loans, such conversion to occur on the earlier of twelve months following the closing of the acquisition or the on date of the first publication of a directory related to such acquisition.

                                  A.       At the time of the making of each
                 Term Loan, the Borrower will execute and deliver a Term Note to the Bank, in the form of Exhibit B.

                                  B.   The interest on each Term Note shall be
                 calculated at an annual rate equal to the Base Rate in effect from time to time, unless the aggregate principal outstanding under the Term Notes exceeds $6,000,000.00, in which case the rate on all amount above $6,000,000.00 shall be equal to an annual rate of three-quarters of one percent (0.75%) in excess of the Base Rate in effect from time to time. Interest shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

                                  C.   The principal and interest of each Term
                 Note will be repaid in monthly installments of principal and interest, in an amount sufficient to fully amortize the principal outstanding over a term of five years.

                                  D.  Each Term Note delivered under this
                 Section 2.3 shall reduce the maximum amount available under the Credit by the original principal amount of such Term Note.

2.4 The Borrower may at any time prepay the Notes in whole or from time to time in part without premium or penalty.

                 SECTION 3 Conditions Precedent

3.1 The Borrower shall deliver the following to the Bank on or before the Closing Date:

                     A.       The Current Note, duly executed by each Borrower;

                     B. An opinion of counsel to the Borrower as to the perfection of the Bank's security interest and such other matters as the Bank may request.

3.2 The Borrower acknowledges that the following documents previously delivered to the Bank continue to be in full force and effect:

                     A.       The Security Agreement;

                     B. The landlord's waiver previously delivered to the Bank;

                     C. A certified copy of each of the Borrowers' Articles of Incorporation and By-laws;

                     D. A certified copy of resolutions of each of the Borrowers' board of directors authorizing the execution, delivery and performance of this Agreement, the Note, the Security Agreement, and each other document to be delivered pursuant hereto;

                     E. A certificate of each of the Borrowers' corporate secretary as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Notes, the Security Agreement, and each other document to be delivered pursuant hereto; and,

                     F. Certificates of insurance, in form and substance acceptable to Bank, indicating that Borrower is in compliance with the covenant contained in Section 6.5 hereof.

3.3 The Bank shall not be obligated to lend hereunder on the occasion for any borrowing unless:

                     A.       The representations and warranties contained in
                 Section 5 hereof are true and accurate on and as of such date; and,

                     B. No Event of Default, and no event which might become an Event of Default after the lapse of time or the giving of notice and the lapse of time, has occurred and is continuing or will exist upon the disbursement of such loan.

                 SECTION 4 Security

4.1 The Notes and the performance of the Borrower's additional obligations as set forth hereunder shall be secured by the Security Agreement granting to the Bank a first security interest in Inventory, Accounts, Equipment, and General Intangibles, now owned or hereafter acquired.

4.2 As additional security for the prompt satisfaction of all obligations of Borrower under the Note and Security Agreement, the Borrower hereby assigns, transfers and sets over to the Bank all of its right, title and interest in and to, and grants the Bank a lien on and a security interest in, all amounts that may be owing from time to time by the Bank to the Borrower in any capacity, including, but without limitation, any balance or share belonging to the Borrower, of any deposit or other account with the Bank, which lien and security interest shall be independent of any right of set-off which the Bank may have.

4.3 The foregoing liens shall be first and prior liens except for Permitted Liens.

4.4 At any time requested by the Bank, the Borrower shall execute and deliver or cause to be executed and delivered to the Bank such additional documents as the Bank may consider to be necessary or desirable to evidence or perfect the security interests referred to in Sections 4.1 through 4.2 hereof.

                 SECTION 5 Representations and Warranties

                 To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:

5.1 Each of the Borrowers is a corporation duly organized, existing and in good standing under the laws of the State of lowa.

5.2 Each of the Borrowers is duly qualified to do business and is in good standing in any additional jurisdictions where, on advice of legal counsel, registration was deemed necessary.

5.3 The execution, delivery and performance of this Agreement and the Note by each of the Borrowers are within its corporate powers, have been duly authorized, and are not in contravention of law, or the terms of each Borrower's Articles of Incorporation or By-Laws or of any undertaking to which either Borrower is a party or by which it is bound.

5.4 The property of the Borrower is not subject to any lien except Permitted Liens.

5.5 No litigation or governmental proceeding is pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower which could have a material adverse effect on the Borrower's financial condition or business.

5.6              a)    The present value of all benefits vested under all
"Employee Pension Benefit Plans" (as such term is defined in Section 3.2 of ERISA) from time to time maintained by Borrower did not as of the date of the signing of this Agreement, exceed the value of the assets of such "Employee Benefit Plans" allocable to such vested benefits.

                 b) To the best of the Borrower's knowledge, no Pension Plan from time to time maintained by Borrower or trust created thereunder, or any trustee or administrator thereof has engaged in any "Prohibited Transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which would subject such Pension Plan or any other Pension Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Pension Plan or any such trust to a material tax or material penalty on Prohibited Transactions.

                 c) No Pension Plan or trust created thereunder has been terminated, and there have been no "Reportable Events" (as such term is defined in Section 301 of ERISA) whether or not waived, since the effective date of ERISA.

5.7 To the best of the knowledge of Borrower, there has been no disposal, release or threatened release of any hazardous materials, as defined by any applicable state or federal hazardous substance law, on, from, or under any property of Borrower during the period of its ownership thereof, where such disposal, release or threatened release could have a materially adverse effect on the business, assets, operations or condition of Borrower, and the Borrower has no knowledge of any presence, disposal, release or threatened release of any hazardous materials on, from, or under any property of Borrower that may have occurred prior to Borrower's acquisition of title thereto, which could have a material adverse effect on the business, assets, operations or condition of Borrower. There are no pending or threatened actions, suits, investigations, or other proceedings, or any rulings, orders, or citations against the Borrower or its properties under any federal or state hazardous substance law.

5.8 All financial statements delivered to Bank by or on behalf of Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with generally accepted accounting principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of the Borrower from February 28, 1995, to the date hereof.

                 SECTION 6 Affirmative Covenants

                 Each Borrower individually, and with respect to financial covenants, on a consolidated basis, covenants and agrees that so long as any indebtedness remains outstanding hereunder, unless the Bank shall otherwise consent in writing, it will:

6.1 Pay, when due, all taxes assessed against it or its property except to the extent and so long as contested in good faith.

6.2 Maintain its corporate existence and comply with all laws and regulations applicable thereto.

6.3              Furnish to the Bank:

                      A. Within 90 days after the end of each fiscal year of the Borrower (i) a detailed, unqualified report of audit of the Borrower for such fiscal year, on a consolidated basis, including the balance sheet of the Borrower as of the end of such fiscal year and the statements of profit and loss and surplus of the Borrower for the fiscal year then ended, prepared by independent certified public accountants satisfactory to the Bank, and (ii) a certificate of such accountants stating whether, in making their audit, they have become aware of any Event of Default, or of any event which might become an Event of Default after the lapse of time or the giving of notice and the lapse of time, which has occurred and is then continuing and, if any such event has occurred and is continuing, specifying the nature and period of existence thereof.

                      B. Within 30 days after the end of each month, (i) the balance sheet of the Borrower, on a consolidated basis, as of the end of such month, and (ii) the statement of profit and loss and surplus of the Borrower, on a consolidated basis, from the beginning of such fiscal year to the end of such month. All of the foregoing shall be unaudited, but certified as correct (subject to year end adjustments) by an appropriate officer of the Borrower.

                      C. Within 30 days after the end of each month, a summary listing of Borrower's Accounts Receivable certified as correct by an appropriate officer of the Borrower.

6.4 Maintain its inventory, equipment, real estate and other properties in good condition and repair (normal wear and tear excepted), and pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and pay or cause to be paid all rental or mortgage payments due on such real estate.

6.5 Cause its properties of an insurable nature to be adequately insured by reputable and solvent insurance companies against Loss or damages customarily insured against by persons operating similar properties, and similarly situated, and carry such other insurance (including business interruption insurance) as usually carried by persons engaged in the same or similar businesses and similarly situated, with the Bank named as loss payee on all such policies of insurance.

6.6 Keep true, complete and accurate books, records and accounts in accordance with generally accepted accounting principles consistently applied.

6.7 Permit any of Bank's duly authorized employees or agents the right, at any reasonable time and from time to time, to visit and inspect the properties of Borrower and to examine and take abstracts from its books and records.

6.8 Continue to conduct the same general type of business as is now being carried on in compliance with all applicable statutes, laws, rules and regulations.

                 SECTION 7 Negative Covenants

                 Each Borrower individually, and with respect to financial covenants, on a consolidated basis, covenants and agrees that so long as any indebtedness remains outstanding hereunder, unless the Bank shall otherwise consent in writing, it will not:

7.1 Permit any lien including, without limitation, any pledge, assignment, mortgage, title retaining contract or other type of security interest to exist on its property, real or personal, except Permitted Liens.

7.2 Declare or pay any dividends or make any distribution on any shares of common stock of either Borrower, and not exceeding $125,000.00 per year on preferred stock, except dividends of TPC payable to TPG, provided that such dividends shall not be paid by TPG to its shareholders.

7.3 Permit the redemption of any preferred stock of the Borrower, other than 200,000 shares of preferred stock owned by Teleconnect Company.

7.4 Enter into any transaction of merger or consolidation, or transfer, sell, assign, lease or otherwise dispose of (other than sales in the ordinary course of business) all or a substantial part (which shall be 10% or more) of its properties or assets, or any of its notes or accounts receivable, or any stock, or any assets or properties necessary or desirable for the proper conduct of its business, or change the nature of its business, or wind up, liquidate or dissolve, or agree to do any of the foregoing.

7.5 Create, incur, assume or suffer to exist, contingently or otherwise, indebtedness for Borrowed Money, except indebtedness disclosed to the Bank in writing as existing at the time of execution of this Agreement.

7.6 Become or remain a guarantor or surety, or pledge its credit or become liable in any manner (except by endorsement for deposit in the ordinary course of business) on undertakings of another.

7.7 Purchase any telephone directory or otherwise acquire all or substantially all of the assets of any person, firm, corporation or other entity.

7.8 Purchase or otherwise invest in or hold securities, non-operating real estate or other non-operating assets, except: (i) direct obligations of the United States of America; (ii) certificates of deposits in national or state banks with over $50,000,000.00 in assets.

7.9 Make any loan or advance to any officer, shareholder, director or employee of the Borrower or any subsidiary, except for temporary advances in the ordinary course of business.

7.10 Permit its ratio of Debt less Private Placement Debt to Tangible Net Worth plus Private Placement Debt to exceed 2.5 to 1.0 for the fiscal year ending August 31, 1995 and each fiscal year end thereafter. "Debt" shall mean total liabilities. "Tangible Net Worth" shall mean Net Worth (defined below) minus the aggregate amount of the Borrower's items properly shown as the following types of assets on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied:
(i) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs, and other like assets properly classified as intangible; (ii) leasehold improvements; (iii) receivables, loans and other amounts due from any shareholder, director, officer, or employee of the Borrower, and receivables, loans and other amounts due from any other related or affiliated person, corporation, partnership, trust, or other entity of the Borrower; and (iv) the $500,000.00 option on Frontier Directory Company, Inc. "Net Worth" shall mean the aggregate amount of the Borrower's items properly shown as assets on its balance sheet minus the aggregate amount of the Borrower's items properly shown as liabilities on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied. For the purpose of this calculation, the preferred stock owned by Teleconnect Company will be considered equity.

7.11             Permit its Cash Flow Coverage Ratio to be less than 1.25 to
1.0 for the fiscal year ending August 31, 1995 and each fiscal year end thereafter. "Cash Flow Coverage Ratio" shall mean the sum of (a) net income,
(b) depreciation, (c) amortization, and (d) interest expense divided by the sum of (i) current maturities of long-term debt, (ii) interest expense, and (iii) Unfinanced Capital Expenditures.

7.12 Permit the aggregate amount of Borrower's expenditures for fixed assets or leased equipment to exceed $850,000.00 during the fiscal year ending August 31, 1995 and each fiscal year thereafter.

7.13 Permit the aggregate directors fees to exceed $25,000.00 in any year.

7.14 Make a material change in its accounting procedures, whether for tax purposes or otherwise, including, but not limited to making a Subchapter S election under the United States Internal Revenue Code.

                 SECTION 8 Events of Default

8.1              Upon the occurrence of any of the following Events of
Default:

                     A. Default in any payment of interest or of principal on either of the Notes when due, and continuance thereof for 10 calendar days;

                     B. Default in the observance or performance of any other agreement of the Borrower set forth herein or in the Security Agreement and continuance thereof for 10 days following written notice from the Bank except in the case of Sections
                 7.10 through 7.12 such period shall be 30 days;

                     C. Default by the Borrower in the payment of any other indebtedness for Borrowed Money or in the observance or performance of any term, covenant or agreement of the Borrower in any agreement relating to any indebtedness of the Borrower, and the holder of such indebtedness has declared the same due prior to the date fixed for its payment under the terms thereof;

                     D. Any representation or warranty made by the Borrower herein, or in any statement or certificate furnished by the Borrower hereunder, is untrue in any material respect; or,

                     E. The occurrence of any litigation or governmental proceeding which is pending or threatened against the Borrower, which could have a material adverse effect on the Borrower's financial condition or business and in the reasonable judgment of the Bank, there is reasonable grounds for such litigation or proceeding, and which is not remedied within a reasonable period of time after notice thereof to the Borrower;

then, or at any time thereafter, unless such Event of Default is remedied, the Bank or the holder of the Note may, by notice in writing to the Borrower, terminate the Credit and the Term Loan or declare the Notes to be due and payable, or both, whereupon the Credit and the Term Loan shall terminate forthwith or the Notes shall immediately become due and payable, or both, as the case may be.

8.2              Upon the occurrence of any of the following Events of Default:

                 The Borrower becomes insolvent or bankrupt, or makes an appointment for the benefit of creditors or consents to the appointment of a custodian, trustee or receiver for itself or for the greater part of its properties; or a custodian, trustee or receiver is appointed for the Borrower, or for the greater part of its properties without its consent and is not discharged within 30 days; or bankruptcy, reorganization or liquidation proceedings are instituted by or against the Borrower and, if instituted against it, are consented to by it or remain undismissed for 30 days;

then the Credit and the Term Loan shall automatically terminate and the Notes shall automatically become immediately due and payable, without notice.

                 SECTION 9 Miscellaneous

9.1 The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or all other notes, guaranties, pledges or security agreements in accordance with their respective terms.

9.2 From time to time, the Borrower will execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the Borrower's status and affairs.

9.3 The Borrower will pay all expenses, including the reasonable fees and expenses of legal counsel for the Bank, incurred in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and the Security Agreement, and the collection or attempted collection of the Notes. Notwithstanding the payment by the Borrower of the legal expenses of the Bank, the Bank's counsel is engaged solely to represent the Bank and does not and cannot represent the Borrower.

9.4 Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, as follows, unless such address is changed by written notice hereunder:

                 A.    If to TPG:       Telecom*USA Publishing Group, Inc.
                                        201 Third Avenue SE
                                        Suite 500
                                        P.O. Box 3162
                                        Cedar Rapids, Iowa 52406-3162

                                        Attention:   Arthur L. Christoffersen
                                                     James A. Haddad

                 B.    If to TPC:       Telecom*USA Publishing Company
                                        201 Third Avenue SE
                                        Suite 500
                                        P.O. Box 3162
                                        Cedar Rapids, Iowa 52406-3162

                                        Attention:   Arthur L. Christoffersen
                                                     James A. Haddad

                 C.    If to TND:       Telecom*USA Neighborhood
                                          Directories, Inc
                                        201 Third Avenue SE
                                        Suite 500
                                        P.O. Box 3162
                                        Cedar Rapids, Iowa 52406-3162

                                        Attention:  Arthur L. Christoffersen
                                                    James A. Haddad

                 D.    If to the Bank:  Norwest Bank Iowa,
                                          National Association
                                        101 Third Avenue Southwest
                                        Cedar Rapids, Iowa 52406

                                        Attention:  R. Troy Hansen

9.5 The substantive Laws of the State of Iowa shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

9.6 This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

9.7 If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

9.8 IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

9.9 By execution below, the Borrower acknowledges receipt of a copy of this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        TELECOM*USA PUBLISHING GROUP, INC.

                                        By: /s/ JAMES A. HADDAD
                                           -------------------------------
                                            James A. Haddad
                                        Its: Treasurer

                                        TELECOM*USA PUBLISHING COMPANY

                                        By: /s/ JAMES A. HADDAD
                                           --------------------------
                                            James A. Haddad
                                        Its: Vice President of Finance

                                        TELECOM*USA NEIGHBORHOOD
                                          DIRECTORIES, INC,

                                        By: /s/ JAMES A. HADDAD
                                           --------------------------
                                             James A. Haddad
                                        Its: Vice President of Finance

                                        NORWEST BANK IOWA,
                                          NATIONAL ASSOCIATION

                                        By: /s/ R. TROY HANSEN
                                           -------------------------
                                             R. Troy Hansen
                                        Its: Vice President